Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-232377) of Modular Medical, Inc. of our report dated June 29, 2020 on our audits of the consolidated financial statements of Modular Medical, Inc. as of and for the years ended March 31, 2020 and 2019, filed with the Securities and Exchange Commission, and the reference to us under the caption “Experts.”

/s/ Farber Hass Hurley LLP

Chatsworth, CA

October 14, 2020